UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ETFis Series Trust I

(Exact name of registrant as specified in its Trust Instrument)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

1301 Avenue of the Americas, 14th Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Virtus InfraCap Preferred and Income Securities ETF, shares of beneficial interest, no par value	NYSE Arca, Inc.	42-2193014

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-187668

Securities to be registered pursuant to Section 12 (g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Descriptions of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the Virtus InfraCap Preferred and Income Securities ETF, a series of the Registrant, to be registered hereunder is set forth in Post-Effective Amendment No. 181 to the Registrant’s registration statement on Form N-1A (Commission File Nos. 333-187668; 811-22819), as filed on July 9, 2026, which description is incorporated herein by reference.

Item 2.	Exhibits.

1.               Registrant’s Certificate of Trust is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s initial registration statement on Form N-1A (Commission File Nos. 333-187668; 811-22819), as filed on April 2, 2013.

2.               Registrant’s Certificate of Amendment to Certificate of Trust is incorporated herein by reference to Exhibit (a)(3) to the Registrant’s Pre-Effective Amendment No. 1 to the registration statement on Form N-1A (Commission File Nos. 333-187668; 811-22819), as filed on December 24, 2013.

3.               Registrant’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(2) to the Registrant’s initial registration statement on Form N-1A (Commission File Nos. 333-187668; 811-22819), as filed on April 2, 2013.

4.               Registrant’s Bylaws are incorporated herein by reference to Exhibit (b) to the Registrant’s initial registration statement on Form N-1A (Commission File Nos. 333-187668; 811-22819), as filed on April 2, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 14, 2026	ETFis Series Trust I

	By:	/s/ Daphne Chisolm
Name: Daphne Chisolm Title: Chief Legal Officer and Secretary